SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Security Agreement”), dated this 11th day of September, 2015, is entered into by STEPHEN ADELE ENTERPRISES, INC., a Colorado Corporation (“Enterprises”), STEPHEN ADELE, an individual resident of Colorado (“Mr. Adele” and, together with Enterprises, the “Debtor”), in favor of FITLIFE BRANDS, INC., a Nevada corporation (the “Secured Party”).

RECITALS

WHEREAS, ISATORI, INC., a Delaware corporation (“Borrower”), has executed that certain Demand Promissory Note dated of even date herewith in favor of Secured Party in the principal amount of $750,000 (the “Note”);

WHEREAS, Mr. Adele is the sole owner of Enterprises, Enterprises has an ownership interest in Borrower, and, as shareholders, both Mr. Adele and Enterprises will, directly or indirectly, derive benefits from the loan made by Secured Party to Borrower evidenced by the Note;

WHEREAS, it is a condition precedent to Secured Party making the loan to Borrower that Debtor execute and deliver to Secured Party a security agreement in substantially the form hereof; and

WHEREAS, Debtor wishes to grant a security interest in favor of Secured Party as herein provided.

NOW, THEREFORE, for and in consideration of the recitals set forth above, which are incorporated into the Security Agreement by this reference, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the parties hereto agree as follows:

AGREEMENT

SECTION 1.  Security Interest / Collateral.  To secure payment of the “Indebtedness” as defined below, Debtor hereby grants to Secured Party a security interest in all the collateral described below, together with all substitutions, replacements, products, dividends, interest and proceeds thereof, all whether now owned or hereafter acquired (the “Collateral”):

All shares of common stock of Borrower held in Debtor’s name, including the 6,480,203 shares of common stock of Borrower currently held in Enterprises’ name.

SECTION 2.                                 Indebtedness.  The security interest in the Collateral is given to secure the payment and performance of all obligations owed to Secured Party by Debtor and Borrower under the Note and this Security Agreement, and any modifications, replacements, substitutions, extensions, refinancings, or renewals of any of the foregoing, together with any and all expenses, including attorney’s fees, incurred or paid by Secured Party in the enforcement of Secured Party’s rights under any of the foregoing, all whether now existing or hereafter created or otherwise arising.  The foregoing obligations shall be collectively referred to herein as the “Indebtedness.”

SECTION 3.                                 Term.  Subject to the final sentence of this Section, upon the earlier of (a) Closing of the Merger (as both terms are defined in that certain Agreement and Plan of Merger dated May 18, 2015, by and among Lender, ISFL Merger Sub, Inc., a Delaware corporation, and Borrower (the “Merger Agreement”)), (b) termination of the Merger Agreement pursuant to Section 8.1(e) of the Merger Agreement, or (c) the payment in full of all amounts owed to Secured Party under the Note,  this Security Agreement, and all obligations of Debtor arising hereunder, shall terminate.  At such Closing (or upon the payment in full of all amounts owed to Secured Party under the Note), Debtor shall deliver to Secured Party a certificate, in the form set forth as Exhibit B hereto, pursuant to which Debtor shall certify that Borrower has fully complied with Section 5 of the Note.  If at any time any payment of any portion of the Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower, then the obligations of Debtor under this Agreement with respect to such payment shall be reinstated at such time as though the payment had not been made.

SECTION 4.  Preservation of Collateral / Cooperation.  Debtor hereby agrees to do all things necessary to maintain, preserve, and protect the Collateral and to be responsible to Secured Party for any loss or damage thereto.  Debtor will from time to time, at his expense, perform all acts and execute all documents requested by Secured Party, including the obtaining, executing, delivering or filing of financing statements, amendments, and renewals thereof, in order to create, perfect, maintain and enforce a valid lien upon, pledge of, or security interest in all of the Collateral in Secured Party’s favor.  Secured Party is expressly authorized by Debtor to file financing statements on Debtor’s behalf, without Debtor’s signature, as allowed by the Uniform Commercial Code (“UCC”) or other applicable law; or to sign as necessary, on behalf of Debtor, any documents necessary or desirable to perfect or maintain Secured Party’s security interest in all of the Collateral, including notices to Debtor’s other creditors of its security interest in such Collateral.  Debtor shall provide to Secured Party, upon request, any financial statements, state and federal tax returns, and accounting reports, as Secured Party shall reasonably request.

SECTION 5.  Delivery of Collateral.  All certificates and instruments representing the Collateral shall be delivered by Debtor to the Custodian (as defined in the Control Agreement) pursuant to that certain Control Agreement of even date herewith by and between Debtor, Secured Party and the Custodian (the “Control Agreement”), shall be held by Secured Party, and shall be accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify, including, but not limited to, that form set forth in Exhibit A hereto.  Secured Party may, at its option, register any investment property in its own name such as is sufficient to transfer control of the investment property to Secured Party within the meaning of Neb. U.C.C. § 8-106.  Within two (2) business days of the termination of this Security Agreement, Secured Party shall issue a Notice of Termination (as defined in the Control Agreement) to the Custodian.

SECTION 6.  Dividends and Distributions.  If Debtor shall be entitled to receive, or shall receive, with respect to any Collateral,

(a)
dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral; and

(b)
cash paid, payable, or otherwise distributed in any respect of the principal of, or in redemption of, or in exchange for, any of the Collateral, the same shall be forthwith delivered to Secured Party and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party.

SECTION 7.                                 Affirmative Representations, Warranties and Covenants.  Debtor represents, covenants, and warrants the following:  (a) The Security Agreement has been duly executed by Debtor and is enforceable against Debtor in accordance with its terms; (b) Except as provided herein, Debtor shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral; (c) Debtor has good, valid and marketable title to the Collateral free and clear of all liens, pledges, claims, options, restrictions, encumbrances, and equities of any nature whatsoever except the security interest granted hereby and as otherwise expressly provided herein; (d) Debtor is not a party to, nor bound by, any agreement, instrument, or understanding restricting the transfer of Collateral except for this Security Agreement; (e) Debtor’s mailing address is 15000 W 6th Avenue Frontage Road, Golden, Colorado 80401; (f) If Mr. Adele shall resign or cease to act as President or Chief Executive Officer of Borrower on any date, then Mr. Adele shall immediately resign from the Board of Directors of Borrower on the same date thereof; (g) all shares of common stock of Borrower held by Debtor are certificated; and (h) all certificates and instruments representing the Collateral shall be delivered by Debtor to the Custodian within two (2) days following the date of this Agreement in accordance with the Control Agreement.

SECTION 8.                                 Remedies Upon Default.  Upon the occurrence of any Default (as defined in the Note), Secured Party shall be entitled, without further notice, to have and enforce all the rights and remedies available under this Security Agreement, by statute, contract, at law and/or in equity, including, but not limited to, the right to declare all Indebtedness owed to Secured Party immediately due and payable and to dispose of the Collateral as allowed under the UCC.  Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all documents relating to the Collateral.

SECTION 9.                                 Remedies Cumulative.  All of Secured Party’s rights and remedies, whether evidenced by this Security Agreement or by any other agreement, note, contract or understanding between Debtor and Secured Party, shall be cumulative and may be exercised singularly or concurrently.  Election of Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Security Agreement, after Debtor’s failure to perform, shall not affect Secured Party’s right to declare a default and to exercise his remedies.

SECTION 10.                                 Miscellaneous.  (a)  All agreements, covenants and warranties are severable, and in the event any of them shall be held to be invalid, this Security Agreement shall be interpreted as if such invalid agreement or covenant was not contained herein; (b)  This Security Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted assigns; provided, however, Debtor shall not assign this Security Agreement or his rights and obligations arising hereunder without the prior written consent of Secured Party; (c)  This Security Agreement and any other document generated by Secured Party pursuant hereto shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof; (d)  All representations, warranties and covenants made in or pursuant to this Security Agreement are continuing, and shall survive the execution hereof; (e)  This Security Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute the same Security Agreement; (f)  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, and in any suit or proceeding relating to this Security Agreement, the parties mutually waive trial by jury; and, (g)  All notices which are required or may be given pursuant to the terms of this Security Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally, or by facsimile and confirmed by mail, or mailed by registered, certified or express mail, postage prepaid, or reputable overnight courier.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

DEBTOR:
STEPHEN ADELE,

/s/ Stephen Adele
Stephen Adele

STEPHEN ADELE ENTERPRISES, INC.

/s/ Stephen Adele
Stephen Adele
President

SECURED PARTY:
FITLIFE BRANDS, INC.,

By:  /s/ Michael Abrams
      Name:  Michael Abrams
      Title:  Chief Financial Officer

EXHIBIT A

STOCK POWER

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, STEPHEN ADELE ENTERPRISES, INC. (“Shareholder”), hereby sells, assigns, transfers, and conveys to _____________________________ all of Shareholder’s right, title and interest in and to _____ shares of common stock of ISATORI, INC. (the “Shares”), a corporation organized and existing under the laws of the State of Delaware (the “Company”), and do hereby irrevocably constitute and appoint the corporate secretary as attorney-in-fact to transfer said Shares on the books of Company to _____________________________, with full power of substitution in the premises.
DATED:______________________________________

STEPHEN ADELE ENTERPRISES, INC.

______________________________________________
Stephen Adele
President

EXHIBIT B

CERTIFICATION

I, Stephen Adele, President and Chief Executive Officer of iSatori, Inc., a Delaware corporation (the “Company”), due hereby certify that as of the date hereof, the Company is, and has been since September __, 2015, in compliance with Section 5 of that certain Demand Promissory Note, dated as of September __, 2015, in favor of FitLife Brands, Inc. in the principal amount of $750,000.

DATED:______________________________________

______________________________________________
Stephen Adele